Exhibit 8.1

October 21, 2026

PBT Land and Minerals, Inc.
400 Pine Street, Suite 1010

Abilene, TX 79601

Re: Material U.S. Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as U.S. tax counsel to PBT Land and Minerals, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of the Company’s Registration Statement on Form S-1 (File No. 333-297771) (as amended through the date hereof and including the exhibits thereto, the “Registration Statement”). The Registration Statement relates to the Company’s proposed Rights Offering (the “Rights Offering”), pursuant to which the Company will distribute, at no charge, to holders of Trust Units of the Permian Basin Royalty Trust (the “Unitholders”), non-transferable Subscription Rights (the “Subscription Rights”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares”). Each Unitholder will receive one Subscription Right for each Trust Unit held as of the Record Date, and each Subscription Right will include a Basic Subscription Right and an Over-Subscription Right, each as further described in the Registration Statement. This opinion letter, regarding certain U.S. federal income tax matters, is being furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In rendering the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Combination Agreement, dated as of July 28, 2026, by and among the Company, PBT Sub Inc., PBT Land and Minerals OpCo LLC, Blackbeard Holdings LLC, Blackbeard Security Holdings LLC, and Greybeard Energy LLC (the “Combination Agreement”); (iii) the Commitment and Backstop Agreement, dated as of July 28, 2026, among the Company, Blackbeard Security Holdings LLC, Greybeard Energy LLC, SoftVest L.P., and Horizon Kinetics Asset Management LLC (the “Backstop Agreement”); and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion.

In our examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification, that: (i) all signatures are genuine, all natural persons have legal capacity, all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, and all documents have been duly authorized, executed and delivered by the parties thereto; (ii) each unexecuted document examined and relied upon by us will be executed in a form substantially similar in all material respects to the latest draft reviewed by us; (iii) all representations and statements set forth in the Combination Agreement, the Backstop Agreement, and the Registration Statement are true, correct and complete as of the date hereof and will remain true, correct and complete at all relevant times; (iv) any representation or statement in any such document qualified by knowledge, belief, materiality or any similar qualification is true, correct and complete without such qualification; (v) all events described in such documents that are expected, planned or intended to occur or not occur will in fact occur or not occur, as applicable; (vi) all obligations imposed on any party by any such document will be performed or satisfied in accordance with their terms; and (vii) the Rights Offering will be consummated as described in the Registration Statement.

October 21, 2026

Our opinion is based on statutory, regulatory, and judicial authority existing as of the date hereof, any of which may be changed at any time with retroactive effect. A change in applicable law may affect our opinion. In addition, our opinion is based solely on the documents that we have examined and the facts and assumptions set forth above. Any variation or difference in such documents or inaccuracies of such assumptions may affect our opinion. Our opinion cannot be relied upon if any of our assumptions are inaccurate in any material respect. We assume no responsibility to inform you of any subsequent changes in the matters stated or represented in the documents described above or assumed herein or in statutory, regulatory and judicial authority and interpretations thereof. Our opinion is not binding upon the IRS or any court, and there is no assurance that the IRS or a court will not take a contrary position. We express our opinion only as to those matters specifically addressed herein, and no opinion has been expressed or should be inferred as to the tax consequences of the Rights Offering under any state, local or foreign laws or with respect to other areas of U.S. federal taxation.

Based upon and subject to the foregoing and to the assumptions and limitations set forth herein and in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations”, (1) it is the opinion of Paul Hastings LLP that the receipt of the Subscription Rights in the Rights Offering should be treated as a nontaxable receipt of property and additionally, (2) the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” insofar as it presents legal conclusions with respect to matters of U.S. federal income tax law, constitutes the opinion of Paul Hastings LLP.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name therein and under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Paul Hastings LLP